EXHIBIT 5.1

April 18, 2023

Imperalis Holding Corp.
1421 McCarthy Blvd.
Milpitas, California 95035

Re:	Registration Statement on Form S-1

Ladies and Gentlemen:

We have acted as counsel to Imperalis Holding Corp., a Nevada corporation (the “Company”), in connection with the registration of (i) 140,000,00 shares (the “Shares”) of the Company’s common stock, par value $0.001 per share (“Common Stock”), (ii) warrants (the “Warrants”) to purchase up to an aggregate of 140,000,000 shares of Common Stock, and (iii) 140,000,000 shares of Common Stock issuable upon exercise of the Warrants (the “Warrant Shares”), pursuant to a Registration Statement on Form S-1 under the Securities Act of 1933, as amended (the “Securities Act”), originally filed with the Securities and Exchange Commission (the “Commission”) on October 17, 2022 (Registration No. 333-267897), as amended to date (the “Registration Statement”). The Shares, the Warrants and the Warrant Shares are referred to herein collectively as the “Securities.”

In rendering the opinions expressed herein, we have examined and relied upon the originals, or copies certified to our satisfaction, of (i) the Registration Statement and the prospectus included therein (the “Prospectus”), and all exhibits thereto; (ii) the Company’s Articles of Incorporation and any amendments to date certified by the Secretary of State of the State of Nevada; (iii) the Company’s By-laws and any amendments to date certified by the Secretary of the Company; (iv) the minutes and records of the corporate proceedings of the Company with respect to the authorization of the issuance of the Securities covered by the Registration Statement and related matters thereto; (v) the form of Warrant, (vi) the form of Common Stock certificate, and (vii) such other records, documents and instruments as we have deemed necessary for the expression of the opinions stated herein.

In making the foregoing examinations, we have assumed the genuineness of all signatures (other than those of the Company), the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies thereof and the authenticity of the originals of such latter documents. As to all questions of fact material to this opinion, where such facts have not been independently established, we have relied, to the extent we have deemed reasonably appropriate, upon representations or certificates of officers of the Company or governmental officials and representations of the Company in the Agreements.

April 18, 2023

Based upon and subject to the foregoing and to the other qualifications and limitations set forth herein, we are of the opinion that the (1) Shares have been duly authorized and will be validly issued, fully paid and nonassessable; (2) when issued by the Company in accordance with and in the manner described in the Prospectus, the Warrants will be legally binding obligations of the Company in accordance with their terms, except that with respect to the Warrants: (i) as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally and by general equitable principles (regardless of whether enforceability is considered in a proceeding in equity or at law), (ii) as enforceability of any indemnification or contribution provision may be limited under the Federal and state securities laws, and (iii) that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to the equitable defenses and to the discretion of the court before which any proceeding therefore may be brought; and (3) the Warrant Shares have been duly authorized, and if, as and when issued in accordance with the terms of the Warrants, will be validly issued, fully paid and nonassessable.

We hereby consent to the filing of this opinion with the Commission as Exhibit 5.1 to the Registration Statement and to the reference to our firm under the caption “Legal Matters” in the prospectus constituting part of such Registration Statement. In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

Very truly yours,
/s/ Olshan Frome Wolosky LLP
OLSHAN FROME WOLOSKY LLP